                                                                   Exhibit 4.2

                             NEOMAGIC CORPORATION

______________________________________________________________________________


                 SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

                                 June 30, 1995

______________________________________________________________________________

                               Table of Contents
                               -----------------

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
Section 1 - Restrictions on Transferability; Registration Rights ..................   1

     1.1    Certain Definitions....................................................   1
     1.2    Restrictions...........................................................   3
     1.3    Restrictive Legend.....................................................   3
     1.4    Notice of Proposed Transfers...........................................   3
     1.5    Requested Registration.................................................   4
     1.6    Company Registration...................................................   6
     1.7    Registration on Form S-3...............................................   7
     1.8    Limitations on Subsequent Registration Rights..........................   8
     1.9    Expenses of Registration...............................................   8
     1.10   Registration Procedures................................................   8
     1.11   Indemnification........................................................   9
     1.12   Information by Holder..................................................  10
     1.13   Rule 144 Reporting.....................................................  10
     1.14   Transfer of Registration Rights........................................  11
     1.15   Standoff Agreement.....................................................  11
     1.16   Termination of Rights..................................................  11


Section 2 - Rights of First Refusal and Participation..............................  12

     2.1    Investor's Right of Participation......................................  12
     2.2    Company's Right of First Refusal.......................................  13
     2.3    Termination of Participation and Rights of First Refusal...............  14

SECTION 3 - Affirmative Covenants of the Company...................................  15

     3.1    Financial Information..................................................  15
     3.2    Additional Information.................................................  15
     3.3    Transfer of Information Rights.........................................  16
     3.4    Termination of Covenants...............................................  16

Section 4 - Miscellaneous..........................................................  17

     4.1    Assignment.............................................................  17
     4.2    Third Parties..........................................................  17
     4.3    Governing Law..........................................................  17
     4.4    Counterparts...........................................................  17
     4.5    Notices................................................................  17
     4.6    Severability...........................................................  17
     4.7    Amendment and Waiver...................................................  17
     4.8    Effect of Amendment or Waiver..........................................  17
     4.9    Rights of Holders......................................................  18

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                                Table of Contents
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
     4.10   Delays or Omissions....................................................  18
     4.11   Aggregation of Stock...................................................  18

                                     -ii-



                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT
                  --------------------------------------------


     THIS SECOND AMENDED AND RESTATED RIGHTS AGREEMENT is entered into as of the 30th day of June, 1995, by and among NeoMagic Corporation, a California corporation (the "Company"), persons holding at least a majority of the Registrable Securities under the Amended and Restated Rights Agreement dated July 6, 1994 (the "Existing Rights Agreement") (as "Registrable Securities" is defined under the Existing Rights Agreement) and the Purchasers under the Series D Preferred Stock Purchase Agreement (the "Series D Agreement") of even date herewith (the "Series D Purchasers"). As used in this Agreement, the term "Investors" shall refer to all holders of Registrable Securities listed on Exhibit A to this Agreement as such Exhibit A may be amended from time to time.


                                    RECITALS

     WHEREAS, the Company wishes to raise additional capital by issuing Series D Preferred Stock with the rights, privileges and preferences set forth in the Amended and Restated Articles of Incorporation attached as Exhibit B to the Series D Agreement;

     WHEREAS, pursuant to Section 4.7 of the Existing Rights Agreement, the Existing Rights Agreement may be amended by written consent of the holders of a majority in interest of the then outstanding Registrable Securities and the Company; and

     WHEREAS, the Company wishes to amend the Existing Rights Agreement in order to give the Series D Purchasers registration and other rights that are parallel to and pooled with those of the currently outstanding Registrable Securities;

     NOW, THEREFORE, the parties hereby agree that the Existing Rights Agreement is amended and restated in its entirety as follows:


                                   SECTION 1

                        Restrictions on Transferability;
                        --------------------------------

                              Registration Rights
                              -------------------

     1.1   Certain Definitions.  As used in this Agreement, the following terms
           -------------------
shall have the following respective meanings:

           "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

           "Conversion Shares" means the Common Stock issued or issuable upon
            -----------------
conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock of the Company.

           "Exercise Shares" means the Series A Preferred Stock, Series B
            ---------------
Preferred Stock, Series C Preferred Stock and Series D Preferred Stock issued or issuable upon exercise of warrants issued to equipment lessors or other entities with which the Company has a commercial relationship.

           "Holder" shall mean any Investor holding Registrable Securities and
            ------
any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.14 hereof.

           "Initiating Holders" shall mean any Investors or transferees of
            ------------------
Investors under Section 1.14 hereof who in the aggregate are Holders of not less than forty percent (40%) of the Registrable Securities.

           The terms "register," "registered" and "registration" refer to a
                      --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

           "Registration Expenses" shall mean all expenses incurred by the
            ---------------------
Company in complying with Sections 1.5, 1.6 and 1.7 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

           "Registrable Securities" means (i) the Conversion Shares and (ii) any
            ----------------------
Common Stock of the Company issued or issuable in respect of the Conversion Shares or other securities issued or issuable with respect to the Conversion Shares upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issued or issuable with respect to the Conversion Shares; provided, however, that shares of Common Stock or other securities shall
        --------  -------
only be treated as Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

           "Restricted Securities" shall mean the securities of the Company
            ---------------------
required to bear the legend set forth in Section 1.3 of this Agreement.

           "Securities" shall mean the Series A Preferred Stock, Series B
            ----------
Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and warrants to purchase Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock.

           "Securities Act" shall mean the Securities Act of 1933, as amended,
            --------------
or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

           "Selling Expenses" shall mean all underwriting discounts, selling
            ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (except as provided by Section 1.9).

     1.2   Restrictions.  The Securities, the Exercise Shares and the Conversion
           ------------
Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors will cause any proposed purchaser, assignee, transferee or pledgee of the Securities, the Exercise Shares and the Conversion Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     1.3   Restrictive Legend.  Each certificate representing (i) the
           ------------------
Securities, (ii) the Exercise Shares; (iii) the Conversion Shares and (iv) any other securities issued in respect of the securities referenced in clauses (i),
(ii) and (iii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under applicable state securities laws):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

     Each Investor and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

     1.4   Notice of Proposed Transfers.  The holder of each certificate
           ----------------------------
representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which an Investor which is a corporation distributes Restricted Securities after six (6) months after the purchase thereof solely to its majority-owned subsidiaries or affiliates for no consideration, or (c) in any transaction in which an Investor which is a partnership distributes Restricted Securities after six (6) months after the purchase thereof solely to partners thereof for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Section
1.4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

     1.5   Requested Registration.
           ----------------------

           (a)   Request for Registration.  In case the Company shall receive
                 ------------------------
from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to the Registrable Securities, the anticipated aggregate offering price, net of underwriting discounts and commissions, which would exceed $5,000,000, the Company will:

                 (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                 (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take
             --------  -------
any action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

                       (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                       (2) Prior to the earlier of June 30, 1998 or six (6) months following the initial public offering of the Company's Common Stock;

                       (3) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith;

                       (4) After the Company has effected two (2) such registrations pursuant to this subparagraph 1.5(a), such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

                       (5) If the Company shall furnish to such Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5 shall be deferred for a single period not to exceed one hundred-twenty (120) days from the date of receipt of written request from the Initiating Holders.

     Subject to the foregoing clauses (1) through (5), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

           (b)   Underwriting.  In the event that a registration pursuant to
                 ------------
Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 1.5(a)(i).  The right of any Holder to registration pursuant to Section
1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided in this Agreement.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration.

     1.6   Company Registration.
           --------------------

           (a)   Notice of Registration.  If at any time or from time to time,
                 ----------------------
the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                 (i)   promptly give to each Holder written notice thereof; and

                 (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved in such registration, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder.

           (b)   Underwriting.  If the registration of which the Company gives
                 ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to a minimum of twenty-five percent (25%) of the offering or exclude them entirely in the case of the Company's initial public offering. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to this Section 1.6, and the number of shares of

Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities held by other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest one hundred (100) shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of the registration statement relating thereto.

           (c)   Right to Terminate Registration.  The Company shall have the
                 -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 1.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

     1.7   Registration on Form S-3.
           ------------------------

           (a) In case the Company shall receive from a Holder or Holders a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $250,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form; provided, however, that the Company shall not be required to
              --------- --------
effect more than two registrations pursuant to this Section 1.7 in any twelve
(12) month period. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company. The substantive provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.7.

           (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, (ii) during the period starting with the date sixty (60) days prior to the filing of, and ending on a date six (6) months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, or (iii) if the Company shall furnish to such Holder a certificate signed by the president of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a single period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Holder or Holders.

     1.8   Limitations on Subsequent Registration Rights.  From and after the
           ---------------------------------------------
date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations, are on a pari passu basis with those rights of the Holders under this Agreement, or (ii) such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders under this Agreement; provided, however, that new holders of Conversion Shares or Exercise Shares may be added to Exhibit A as Investors from time to time.

     1.9   Expenses of Registration.  All Registration Expenses incurred in
           ------------------------
connection with any registration pursuant to Sections 1.5, 1.6 and 1.7 and the reasonable cost of one special legal counsel to represent all of the Holders together in any such registration shall be borne by the Company, provided that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 1.5, the request of which has been subsequently withdrawn by the Initiating Holders. In such case, the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

     1.10  Registration Procedures.  In the case of each registration,
           -----------------------
qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

           (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed; and

           (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     1.11  Indemnification.
           ---------------

           (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

           (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling each such other Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and, out of the proceeds received by such Holder from the offering of the securities covered by such a registration statement, will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. In no event shall any indemnity under this Section 1.11(b) exceed the gross proceeds from the offering received by such Holder.

           (c) Each party entitled to indemnification under this Section 1.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No settlement of any such claim, loss, damage, liability or action shall be made by the Indemnified Party without the prior consent of the Indemnifying Party.
No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     1.12  Information by Holder.  The Holder or Holders of Registrable
           ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

     1.13  Rule 144 Reporting.  With a view to making available the benefits of
           ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

           (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");

           (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

           (c) So long as an Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

     1.14  Transfer of Registration Rights.  The rights to cause the Company to
           -------------------------------
register securities granted Investors under Sections 1.5, 1.6 and 1.7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by an Investor (together with any affiliate); provided, that (a) such transfer may
                                        --------
otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, and (c) such transferee or assignee
(i) is a wholly-owned subsidiary or constituent partner (including limited partners) of such Investor, or (ii) acquires from such Investor the lesser of
(a) 250,000 or more shares of Restricted Securities (as appropriately adjusted for stock splits and the like) or (b) all of the Restricted Securities then owned by such Investor.

     1.15  Standoff Agreement.  Each Holder agrees in connection with any
           ------------------
registration of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration) as may be requested by the Company or such managing underwriters; provided, that the
                                                           --------
officers and directors of the Company who own stock of the Company also agree to such restrictions.

     1.16  Termination of Rights.  The rights of any particular Holder to cause
           ---------------------
the Company to register securities under Sections 1.5, 1.6 and 1.7 shall terminate with respect to such Holder five (5) years following a bona fide firm underwritten public offering of shares of the Company's Common Stock registered under the Securities Act (provided the aggregate offering price, net of underwriting discounts and commissions, exceeds ten million dollars ($15,000,000) and the public offering price per share exceeds $4.25 (as adjusted for stock splits, recombinations, recapitalizations and the like)) or at such time as such Holder is able to dispose of all its Registrable Securities in one three-month period pursuant to the provisions of Rule 144;

provided, that such Holder holds Registrable Securities constituting less than
--------
1% of the outstanding voting stock of the Company.

                                   SECTION 2

                   Rights of First Refusal and Participation
                   -----------------------------------------

     2.1   Investor's Right of Participation.
           ---------------------------------

           (a)   Right of Participation.  Subject to the terms and conditions
                 ----------------------
contained in this Section 2.1, the Company hereby grants to each Investor who holds at least 250,000 shares of Restricted Securities the right of first refusal to purchase its Pro Rata Portion of any New Securities (as defined in subsection 2.1(b)) which the Company may, from time to time, propose to sell and issue. An Investor's "Pro Rata Portion" for purposes of this Section 2.1 is the ratio that (x) the sum of the number of shares of the Company's Common Stock then held by such Investor and the number of shares of the Company's Common Stock issuable upon conversion of the Preferred Stock then held by such Investor bears to (y) the sum of the total number of shares of the Company's Common Stock then outstanding and the number of shares of the Company's Common Stock issuable upon conversion of the then outstanding Preferred Stock.

           (b)   Definition of New Securities.  Except as set forth below, "New
                 ----------------------------
Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Securities, the Exercise Shares or the Conversion Shares, (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or shares or other reorganization whereby the Company or its shareholders own not less than a majority of the voting power of the surviving or successor corporation, (iv) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to employees, officers and directors of, and consultants, customers, and vendors to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (v) shares of the Company's Common Stock or related options convertible into or exercisable for such Common Stock issued to banks, commercial lenders, lessors and other financial institutions in connection with the borrowing of money or the leasing of equipment by the Company pursuant to agreements approved by the Board of Directors, (vi) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the Company shall have complied with the rights of participation established by this Section 2.1 with respect to the initial sale or grant by the Company of such rights or agreements, or (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

           (c)   Notice of Right.  In the event the Company proposes to
                 ---------------
undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. The Investors shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in subsection 2.1(a)), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. The Company shall promptly, in writing, inform each Investor which purchases all the shares of such New Securities available to it ("Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after such information is given, each Fully-Exercising Investor shall be entitled to obtain that portion of the shares of such New Securities for which Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held or issuable upon conversion of the Preferred Stock then held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

           (d)   Exercise of Right.  If any Investor exercises its right of
                 -----------------
first refusal under this Agreement, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within ninety (90) calendar days after the Investor gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of such right of first refusal, the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

           (e)   Lapse and Reinstatement of Right.  In the event an Investor
                 --------------------------------
fails to exercise the right of first refusal provided in this Section 2.1 within the period specified in Section 2.1(c), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by such Investor at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

           (f)   Assignment.  The right of the Investors to purchase any part of
                 ----------
the New Securities may be assigned in whole or in part to any partner, subsidiary, affiliate or shareholder of an Investor, or other persons or organizations who acquire the lesser of (i) 250,000 or more shares of Restricted Securities (as adjusted for stock splits and the like) or (ii) all of the Restricted Securities then owned by such Investor.

     2.2   Company's Right of First Refusal.
           --------------------------------

           (a)   Right of First Refusal.  Should an Investor desire to sell or
                 ----------------------
transfer any of the Restricted Securities held by such Investor, other than sales or transfers to a partner, affiliate or wholly-owned subsidiary of such Investor, the Investor shall give the Company the opportunity to purchase such Restricted Securities in accordance with this Section 2.2.

           (b)   Notice of Right.  The Investor shall give notice (the "Transfer
                 ---------------
Notice") to the Company in writing of such intention, specifying the amount of Restricted Securities proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made. The Company shall have fifteen (15) days from the date of receipt of the Transfer Notice to agree to purchase such shares at the Transfer Price and upon the terms specified in the Transfer Notice by giving written notice to the Investor and stating therein the quantity of shares to be purchased.

           (c)   Exercise of Right.  If the Company exercises its right of first
                 -----------------
refusal under this Agreement, the closing of the purchase of the shares with respect to which such right has been exercised shall take place within ninety
(90) calendar days after the Company gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of its right of first refusal, the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

           (d)   Lapse and Reinstatement of Right.  In the event the Company
                 --------------------------------
fails to exercise the right of first refusal within said fifteen (15) day period, the Investor shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of shares covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the shares not elected to be purchased by the Company at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Transfer Notice. In the event the Investor has not sold the shares or entered into an agreement to sell the shares within said ninety (90) day period (or sold the shares in accordance with the foregoing within sixty (60) days from the date of said agreement), the Investor shall not thereafter sell or transfer any Restricted Securities without first offering such securities to the Company in the manner provided above.

           (e)   Assignment.  The right of the Company to purchase any part of
                 ----------
the Restricted Securities may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

     2.3   Termination of Participation and Rights of First Refusal.  The rights
           --------------------------------------------------------
of participation and first refusal granted under Sections 2.1 and 2.2 of this Agreement shall terminate on and be of no further force or effect upon the earlier of (i) the consummation of the Company's sale of its Common Stock in an underwritten public offering pursuant to an effective registration statement filed under the Securities Act (provided the aggregate offering price, net of underwriting discounts and commissions, exceeds ten million dollars ($15,000,000) and the public offering price per share exceeds $4.25 (as adjusted for stock splits, recombinations, recapitalizations and the like)) immediately subsequent to which the Company shall be obligated to file annual and quarterly reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the registration by the Company of a class of its equity securities under Section 12(b) or 12(g) of the Exchange Act.

                                   SECTION 3

                     Affirmative Covenants of the Company
                     ------------------------------------

     The Company hereby covenants and agrees as follows:

     3.1  Financial Information.  The Company will mail the following reports to
          ---------------------
each Holder for so long as such Holder is a holder of any Securities, Exercise Shares or Conversion Shares:

          (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, consolidated statements of changes in financial position and consolidated statements of shareholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

          (b) Contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of the Company's Common Stock.

     3.2  Additional Information.  As long as a Holder (together with any
          ----------------------
affiliate of such Holder) holds not less than 575,000 Securities, Exercise Shares or Conversion Shares (or any combination thereof), as adjusted for recapitalizations, stock splits, stock dividends and the like, the Company will mail the following reports to such Holder:

          (a) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income, unaudited consolidated statements of cash flow and unaudited consolidated statements of shareholders' equity of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes and subject to normal year-end audit adjustments), all in reasonable detail.

          (b) As soon as practicable after the end of each fiscal month, and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month, and unaudited consolidated statements of income, unaudited consolidated statements of cash flow and unaudited consolidated statements of shareholders' equity of the Company and its subsidiaries, if any, for such month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than for accompanying notes and subject to normal year-end audit adjustments), all in reasonable detail.

          (c) For so long as a Holder is eligible to receive reports under this
Section 3.2, it shall also have the right, at its expense, to discuss the affairs, finances and accounts of the Company with the Company's officers, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated to provide any information that it reasonably considers to be a trade secret or to contain confidential information.

          (d) As soon as practicable, but in any event prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

          (e) For so long as entities affiliated with JAFCO America Ventures, Inc. hold in the aggregate not less than 1,000,000 shares of Series C Preferred Stock of the Company, a representative of JAFCO America Ventures, Inc. shall be entitled to attend all regular and special meetings of the Board of Directors of the Company (other than sessions of such meetings at which all persons other than directors or legal counsel are excluded), and to receive advance notice and copies of all materials provided to members of the Board of Directors at the same time and on the same basis as the members of the Board of Directors. The representative of JAFCO America Ventures, Inc. shall also be entitled to visit and inspect any of the properties of the Company and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as may reasonably be requested.

     3.3  Transfer of Information Rights.  The information rights set forth in
          ------------------------------
Sections 3.1 and 3.2 may be transferred in any nonpublic transfer of Securities, Exercise Shares or Conversion Shares, provided that the Company is given written notice of such transfer, and provided further that the right to receive the information set forth in Section 3.2 may only be transferred to a holder of, or affiliated holders who in the aggregate hold, at least 575,000 Securities, Exercise Shares or Conversion Shares (or any combination thereof), as appropriately adjusted for recapitalizations, stock splits, stock dividends and the like. In the event that the Company reasonably determines that provision of information to a transferee pursuant to this Section 3.3 would materially adversely affect its proprietary position, such information may be edited in the manner necessary to avoid such effect.

     3.4  Termination of Covenants.  The covenants set forth in this Section 3
          ------------------------
shall terminate on and be of no further force or effect upon the earlier of (i) the consummation of the Company's sale of shares of its Common Stock in an underwritten public offering pursuant to an effective registration statement filed under the Securities Act, immediately subsequent to which the Company shall be obligated to file annual and quarterly reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or

(ii) the registration by the Company of a class of its equity securities under
Section 12(b) or 12(g) of the Exchange Act.

                                   SECTION 4

                                 Miscellaneous
                                 -------------

     4.1  Assignment.  Except as otherwise provided in this Agreement, the terms
          ----------
and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement.

     4.2  Third Parties.  Nothing in this Agreement, express or implied, is
          -------------
intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     4.3  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of California in the United States of America.

     4.4  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.5  Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be sent by prepaid registered or certified mail, return receipt requested, or otherwise delivered by hand or by messenger addressed to the other party at the address shown below or at such other address for which such party gives notice under this Agreement. Such notice shall be deemed to have been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or three (3) days after deposit in the mail.

     4.6  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

     4.7  Amendment and Waiver.  Any provision of this Agreement may be amended
          --------------------
or waived with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern.

     4.8  Effect of Amendment or Waiver.  The Investors and their successors and
          -----------------------------
assigns acknowledge that by the operation of Section 4.7 of this Agreement the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights or increase any or all obligations pursuant to this Agreement.

     4.9  Rights of Holders.  Each holder of Registrable Securities shall have
          -----------------
the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

     4.10  Delays or Omissions.  No delay or omission to exercise any right,
           -------------------
power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     4.11  Aggregation of Stock.  All shares of the Preferred Stock held or
           --------------------
acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

NEOMAGIC CORPORATION
a California corporation

By:
   ---------------------------

Title:
      ------------------------

Address:

2710 Walsh Avenue
Santa Clara, CA 95051


INVESTORS:


------------------------------
Prakash Agarwal


Address:

------------------------------

------------------------------




------------------------------
Bhupendra Kumar Ahuja

Address:


------------------------------

------------------------------

-------------------------------------
Chet Basseti

Address:

-------------------------------------

-------------------------------------


-------------------------------------
Jack Busch

Address:

Busch International
One First Street
Suite 6
Los Altos, CA 94022


-------------------------------------
Steven M. Costella, Trustee, or the
Successor Trustee, under the Steven M.
Costella Trust dated May 8, 1989

Address:


-------------------------------------

-------------------------------------



-------------------------------------
Michael S. Dell

Address:

5309 Valburn Circle
Austin, TX  78731

-------------------------------------
Kamran Elahian

Address:

-------------------------------------

-------------------------------------


INTEGRAL CAPITAL PARTNERS II, L.P.

By:  Integral Capital Management II, L.P.,
       its General Partner

By:
   ----------------------------------,
       its General Partner

Address:

2750 Sand Hill Road
Menlo Park, CA 94025


INTEGRAL CAPITAL PARTNERS INTERNATIONAL II C.V.

By:  Integral Capital Management II, L.P.,
       its Investment General Partner

By:
   ----------------------------------,
       its General Partner

Address:

2750 Sand Hill Road
Menlo Park, CA 94025

JAFCO G-5 INVESTMENT ENTERPRISE PARTNERSHIP


By:
   ----------------------------------
    Masaki Yoshida, President
    Japan Associated Finance Co., Ltd.
    Its Executive Partner

Address:

10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-ku,
Tokyo, Japan 105


JAFCO R-1(A) INVESTMENT ENTERPRISE PARTNERSHIP


By:
   ----------------------------------
    Masaki Yoshida, President
    Japan Associated Finance Co., Ltd.
    Its Executive Partner

Address:

10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-Ku,
Tokyo, Japan 105


JAFCO R-1(B) INVESTMENT ENTERPRISE PARTNERSHIP


By:
   ----------------------------------
    Masaki Yoshida, President
    Japan Associated Finance Co., Ltd.
    Its Executive Partner

Address:

10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-Ku,
Tokyo, Japan 105

JAFCO R-2 INVESTMENT ENTERPRISE PARTNERSHIP


By:
   ----------------------------------
    Masaki Yoshida, President
    Japan Associated Finance Co., Ltd.
    Its Executive Partner

Address:

10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-Ku,
Tokyo, Japan 105


JAPAN ASSOCIATED FINANCE CO., LTD.


By:
   ----------------------------------
    Masaki Yoshida, President
    Japan Associated Finance Co., Ltd.

Address:

10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-Ku,
Tokyo, Japan 105



-------------------------------------
William E. Kirsch

Address:

-------------------------------------

-------------------------------------

KLEINER PERKINS CAUFIELD & BYERS VI

By:
   --------------------------------
Title:
      -----------------------------
Address:

2750 Sand Hill Road
Menlo Park, CA 94025


KPCB VI FOUNDERS FUND

By:
   --------------------------------
Title:
      -----------------------------

Address:

2750 Sand Hill Road
Menlo Park, CA 94025


------------------------------------
Clement Leung

Address:


------------------------------------

------------------------------------



LOR, Inc.

By:
   ---------------------------------

Title:
      ------------------------------
Address:

c/o Chris Allen
2170 Piedmont Road
Atlanta, GA  30325

MARITIME CAPITAL PARTNERS

By:
   ---------------------------------

Title:
      ------------------------------


Address:

c/o Andy Evans
15032 Woodfern Drive, SE
Mill Creek, WA  98012


------------------------------------
Glen McLaughlin

Address:

------------------------------------

------------------------------------



MITSUBISHI CORPORATION

By:
   ---------------------------------

Title:
      ------------------------------

Address:

6-3 Marunouchi, 2-chome
Chiyoda-ku, Tokyo Japan 100-86

MITSUBISHI INTERNATIONAL CORPORATION

By:
   ------------------------------

Title:
      ---------------------------

Address:

520 Madison Avenue
New York, NY 10022



---------------------------------
Ranganathan Parameswaraiyer


Address:


---------------------------------

---------------------------------


---------------------------------
Deepraj S. Puar

Address:

---------------------------------

---------------------------------


---------------------------------
R. Randolph Scott

Address:

315 Wildflower Park Lane
Mountain View, CA 94043

SECOND VENTURES II, L.P.

By:  Presidio Management Group IV, L.P.
Its General Partner

By:
   ------------------------------------

Title:  General Partner

Address:

2180 Sand Hill Road
Suite 300
Menlo Park, CA  94025


SEQUOIA CAPITAL VI

SEQUOIA TECHNOLOGY PARTNERS VI

SEQUOIA XXIII

SEQUOIA XXIV

By:
   ------------------------------------

Title:
      ---------------------------------
Address:

3000 Sand Hill Road
Suite 280, Building 4
Menlo Park, CA 94025

------------------------------------
Michael Stark

Address:

------------------------------------

------------------------------------


U.S. VENTURE PARTNERS IV, L.P.
By Presidio Management Group IV, L.P.
Its General Partner

By:
   ---------------------------------

Title:  General Partner

Address:

2180 Sand Hill Road
Suite 300
Menlo Park, CA 94025


USVP ENTREPENEUR PARTNERS II, L.P.,
A Delaware Limited Partnership
By Presidio Management Group IV, L.P.
Its General Partner

By:
   -----------------------------------

Title: General Partner

Address:

2180 Sand Hill Road
Suite 300
Menlo Park, CA 94025

USVP III

By:
   ---------------------------------

Title:
      ------------------------------

Address:

2180 Sand Hill Road
Suite 300
Menlo Park, CA 94025



VENTURE LENDING & LEASING, INC.


By:
   ---------------------------------

Title:
      ------------------------------

Address:

------------------------------------

------------------------------------

------------------------------------



VLG INVESTMENTS 1993


By:
   ---------------------------------


Title:
      ------------------------------

Address:

2800 Sand Hill Road
Menlo Park, CA 94025

U.S. INFORMATION TECHNOLOGY
INVESTMENT ENTERPRISE PARTNERSHIP


By:
   -----------------------------------
    Masaki Yoshida, President
    Japan Associated Finance Co., Ltd.

Address:

10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-Ku,
Tokyo, Japan 105

-----------------------------------
Ray Chen

Address:   Compal Electronics, Inc.
           7th Floor
           319 Pateh Road
           Sec. 4, Taipei (105) Taiwan R.D.C.



CYGNUS INVESTMENT S.A.

By:
   --------------------------------

Title
     -----------------------------
Address:   c/o Brian Worth, Deputy Manager
           Barclays Bank, Plc.
           Road Town, Tortola
           British Virgin Islands



PAUL E. DERBY TRUST U/T/D 3/30/88

By:
   -------------------------------
       Paul E. Derby
Title: Trustee

Address:   525 Fairview
           Arcadia, CA  91007



REMOLA A. DERBY TRUST U/T/D 3/30/88

By:
   -------------------------------
       Remola A. Derby
Title: Trustee

Address:   525 Fairview
           Arcadia, CA  91007

---------------------------------------
Clark Gerhardt

Address:    Montgomery Securities
            600 Montgomery Street
            22nd Floor
            San Francisco, CA  94111



----------------------------------------
Chung Moon Lee

Address:    c/o Charles W. Ott
             Pillsbury, Madison & Sutro
             2700 Sand Hill Road
             Menlo Park, CA  94025



----------------------------------------
Derrick Lemke-Von Amonn

Address:    Montgomery Securities
            600 Montgomery Street
            22nd Floor
            San Francisco, CA  94111



----------------------------------------
Paul S. Madera

Address:    Montgomery Securities
            600 Montgomery Street
            22nd Floor
            San Francisco, CA  94111

--------------------------------------
Thomas Thornhill

Address:    Montgomery Securities
            600 Montgomery Street
            22nd Floor
            San Francisco, CA  94111



--------------------------------------
Otto Tschudi

Address:    Montgomery Securities
            600 Montgomery Street
            22nd Floor
            San Francisco, CA  94111



WK TECHNOLOGY FUND

By:
   -----------------------------------

Title:
      --------------------------------
Address:    10th Floor, 115, Sec 3
            Ming Sheng East Road
            Taipei, Taiwan, R.O.C.




-------------------------------------
Tak Yamamoto

Address:    1-11-45 Mita
            Minato-Icu, Tokyo
            Japan 108

------------------------------------
Arif Maskatia

Address:    1039 Whitcomb Court
            Milpitas, CA  95035

WK TECHNOLOGY FUND II

By:
   ---------------------------------

Title:
      ------------------------------

Address:    10th Floor, 115, Sec 3
            Ming Sheng East Road
            Taipei, Taiwan, R.O.C.

WK TECHNOLOGY FUND III

By:
   ---------------------------------

Title:
      ------------------------------

Address:    10th Floor, 115, Sec 3
            Ming Sheng East Road
            Taipei, Taiwan, R.O.C.

                                   EXHIBIT A


                                 Series A     Series B     Series C     Series D
Name and Address of Investor     Preferred    Preferred    Preferred    Preferred
----------------------------     ---------    ---------    ---------   ----------

Prakash Agarwal                   2,800
c/o NeoMagic
Corporation
2710 Walsh Avenue
Santa Clara, CA 95051

Bhupendra Kumar Ahuja               200
c/o NeoMagic
Corporation
2710 Walsh Avenue
Santa Clara, CA 95051

Chet Bassetti                     1,800
c/o NeoMagic
Corporation
2710 Walsh Avenue
Santa Clara, CA 95051

Jack Busch                                                  5,833
Busch International
One First Street
Suite 6
Los Altos, CA  94022

Comdisco, Inc.                                91,200*      16,667*      15,789*
Comdisco Venture Group
770 Tamalpais Drive
Suite 300
Corte Madera, CA 94925

Steven M. Costella               10,000*

-------------------
-------------------

Cygnus Investment S.A.                                                  17,544
c/o Brian Worth,
Deputy Manager
Barclays Bank, Plc.
Road Town, Tortola
British Virgin Islands


                                 Series A     Series B     Series C     Series D
Name and Address of Investor     Preferred    Preferred    Preferred    Preferred
----------------------------     ---------    ---------    ---------   ----------
Michael S. Dell                                                        263,158
5309 Valburn Circle
Austin, TX  78731

Paul E. Derby,                                                          17,500
Trustee of the Paul
 E. Derby Trust
 U/T/D 3/30/88
525 Fairview
Arcadia, CA  91007

Remola K. Derby,                                                         1,750
Trustee of the Remola K. Derby Trust
 U/T/D 3/30/88
525 Fairview
Arcadia, CA  91007

Kamran Elahian                    1,800
c/o NeoMagic  Corporation
2710 Walsh Avenue
Santa Clara, CA 95051

Clark L. Gerhardt, Jr.                                                  17,544
Montgomery Securities
600 Montgomery Street
22nd Floor
San Francisco, CA 94111

Integral Capital Partners II, L.P.                        120,933      315,022
2740 Sand Hill Road
Menlo Park, CA  94025

Integral Capital Partners  International                   45,733      123,575
 II, L.P.
2740 Sand Hill Road
Menlo Park, CA 94025

JAFCO G-5 Investment Enterprise                           338,654       59,413
 Partnership
10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-ku
Tokyo, Japan  105


                                 Series A     Series B     Series C     Series D
Name and Address of Investor     Preferred    Preferred    Preferred    Preferred
----------------------------     ---------    ---------    ---------   ----------
JAFCO R-1(A) Investment Enterprise                        158,223       27,758
 Partnership
10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-ku
Tokyo, Japan  105

JAFCO R-1(B) Investment Enterprise                        158,223       27,758
 Partnership
10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-ku
Tokyo, Japan  105

JAFCO R-2 Investment Enterprise                           144,900       25,421
 Partnership
10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-ku
Tokyo, Japan  105

Japan Associated Finance Co., Ltd.                        200,000       35,088
10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-ku
Tokyo, Japan  105

Craig Johnson                                  8,000
c/o Venture Law  Group
2800 Sand Hill Road
Menlo Park, CA 94025

William E. Kirsch                10,000*

-------------------
-------------------

Kleiner, Perkins, Caufield    1,300,500      722,500      725,000      304,211
 & Byers VI
2750 Sand Hill Road
Menlo Park, CA 94025

KPCB VI Founders Fund           199,500      110,833      108,333       46,666
2750 Sand Hill Road
Menlo Park, CA 94025


                                 Series A     Series B     Series C     Series D
Name and Address of Investor     Preferred    Preferred    Preferred    Preferred
----------------------------    ----------   ----------   ----------   ----------
Chung Moon Lee                                                          52,632
c/o Charles W. Ott
Pillsbury Madison & Sutro
2700 Sand Hill Road
Menlo Park, CA 94025

Derrick Lemke-Von Ammon                                                  3,509
Montgomery Securities
600 Montgomery Street
22nd Floor
San Francisco, CA 94111

Clement Leung                     1,800
c/o NeoMagic Corporation
2710 Walsh Avenue
Santa Clara, CA 95051

LOR, Inc.                                                               87,719
c/o Chris Allen
2170 Piedmont Road
Atlanta, GA  30324

Paul S. Madera                                                           3,509
Montgomery Securities
600 Montgomery Street
22nd Floor
San Francisco, CA 94111

Maritime Capital Partners                                              263,158
c/o Andy Evans
15302 Woodfern Drive, SE
Mill Creek, WA 98012

Arif Maskatia                                                            8,772
1039 Whitcomb Court
Milpitas, CA  95035

Glen McLaughlin                 100,000*

-------------------
-------------------


                                 Series A     Series B     Series C     Series D
Name and Address of Investor     Preferred    Preferred    Preferred    Preferred
----------------------------     ---------    ---------    ---------   ----------
Mitsubishi Corporation                                     83,333
6-3 Marunouchi, 2-chome
Chiyoda-ku
Tokyo, Japan 100-86

Mitsubishi International Corporation                       83,334
520 Madison Avenue
New York, NY  10022

Gene Norrett                                                             3,029
c/o NeoMagic Corporation
2710 Walsh Avenue
Santa Clara, CA 95051

Ranganathan Parameswaraiyer         250
c/o NeoMagic Corporation
2710 Walsh Avenue
Santa Clara, CA 95051

Deepraj Puar                      1,800
c/o NeoMagic Corporation
2710 Walsh Avenue
Santa Clara, CA 95051

R. Randolph Scott                30,000
315 Wildflower Park Lane
Mountain View, CA 94042

Second Ventures II, L.P.                      83,333       83,333       42,105
2180 Sand Hill Road
Suite 300
Menlo Park, CA 94025

Sequoia Capital VI            1,365,000      758,333      758,333      319,298
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 94025

Sequoia Technology Partners VI   75,000       41,667       41,667       17,544
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 94025


                                 Series A     Series B     Series C     Series D
Name and Address of Investor     Preferred    Preferred    Preferred    Preferred
----------------------------     ---------    ---------    ---------   ----------
Sequoia XXIII                    60,000       33,333
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 94025

Sequoia XXIV                                               33,333       14,035
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 94025

Michael Stark                    20,000

------------------
------------------

Thomas Thornhill                                                         8,772
Montgomery Securities
600 Montgomery Street
22nd Floor
San Francisco, CA 94111

Yvonne L.E. Tschudi and Otto V.                                          8,772
Tschudi, Trustees of the Otto V. and
Yvonne L.E. Tschudi Revocable Living
Trust dated September 1988
c/o Paul S. Madera
Montgomery Securities
600 Montgomery Street
22nd Floor
San Francisco, CA  94111
U.S. Information Technology                                            175,439
 Investment Enterprise Partnership
10F, Toshiba Bldg.
1-1-1 Shibaura, Minato-ku
Tokyo, Japan  105

U.S. Venture Partners IV, L.P.               733,333      733,333      370,527
2180 Sand Hill Road
Menlo Park, CA 94025

USVP Entrepreneur                             16,667       16,667        8,421
Partners II, L.P.
2180 Sand Hill Road
Menlo Park, CA 94025


                                 Series A     Series B     Series C     Series D
Name and Address of Investor     Preferred    Preferred    Preferred    Preferred
----------------------------     ---------    ---------    ---------   ----------
VLG Investments 1993                          32,000
c/o Venture Law Group
2800 Sand Hill Road
Menlo Park, CA 94025

WK Technology Fund                                                      40,000
Attn:  Herbert Chang
10th Floor, 115, Sec. 3
Ming Sheng East Road
Taipei, Taiwan, R.O.C.

WK Technology Fund II                                                   29,000
Attn:  Herbert Chang
10th Floor, 115, Sec. 3
Ming Sheng East Road
Taipei, Taiwan, R.O.C.

WK Technology Fund III                                                  71,351
Attn:  Herbert Chang
10th Floor, 115, Sec. 3
Ming Sheng East Road
Taipei, Taiwan, R.O.C.

Tak Yamamoto                                                            10,000
1-11-45 Mita
Minato-Icu, Tokyo
Japan 108

-----------------------
*  Shares are issuable upon exercise of warrants.